Exhibit D

POWER OF ATTORNEY

GRANTORS: (1) DAVID FEFFER (CPF/MF no. 882.739.628-49 and RG no. 4.617.720-6 SSP/SP), Brazilian, married, entrepreneur; (2) DANIEL FEFFER (CPF/MF no. 011.769.138-08 and RG no. 4.617.718-8 SSP/SP) Brazilian, married, lawyer; (3) JORGE FEFFER (CPF/MF no. 013.965.718-50 and RG no. 4.617.719-X SSP/SP), Brazilian, divorced, business administrator; and (4)   RUBEN FEFFER (CPF/MF no. 157.423.548-60 and RG no. 16.988.323-1 SSP/SP), Brazilian, married, business administrator, all resident and domiciled in the City of São Paulo, State of São Paulo, with commercial office at Avenida Brigadeiro Faria Lima, nº 1,355, 9th floor, CEP 01452-919.

ATTORNEYS-IN-FACT: (1) Maria Cecilia Castro Neves Ipiña (RG n° 53.077.600-5-SSP/SP; CPF/MF n° 938.418.767-49), Brazilian, married, lawyer; (2) Marcos Hiyoshi Kubo (RG n° 7.783.139-SSP/SP; CPF n° 844.968.008-53), Brazilian, married, lawyer, both resident and domiciled in the City of São Paulo, State of São Paulo, with commercial office at Avenida Brigadeiro Faria Lima, nº 1,355, 10th floor, (3) PABLO FRANCISCO GIMENEZ MACHADO (CPF/MF n° 271.385.948-44 and OAB/SP n° 183.451), Brazilian, married, lawyer; (4) WALNER ALVES CUNHA JUNIOR (CPF/MF n° 314.558.688-25 and OAB/SP n° 251.389), Brazilian, single, lawyer; (5) ROBERTA AMORIM TANNUS (CPF/MF n° 034.108.745-93 and RG n° 0992077613 SSP/BA), Brazilian, married, lawyer; and (6) CARLOS EDUARDO PIVOTO ESTEVES (CPF/MF n° 340.142.898-50 and OAB/SP n° 287.413), Brazilian, married, lawyer, the latter resident and domiciled in the City of São Paulo, State of São Paulo, with commercial office at Avenida Brigadeiro Faria Lima, nº 1,355, 18h floor.

POWERS: powers to, acting jointly or individually, act on behalf each of the Grantors in their capacity as shareholders of Suzano Papel e Celulose S.A., corporation (sociedade por ações) with headquarters at Avenida Professor Magalhaes Neto, 1752, 10th floor, suites 1009, 1010 and 1011, Pituba, CEP 41810-012, Salvador/BA (CNPJ/MF no. 16.404.287/0001-55), herein referred to as the “Company,” including for that purpose: (i) attend, discuss and vote in any matter proposed and discussed in any Ordinary or Extraordinary General Meeting of the Company, including but not limited to capital increases and reductions, elections of officers and board members, changes in the by-laws; (ii) appoint and remove members of any corporate bodies created pursuant to the articles of incorporation; (iii) audit accounts presented by the Company’s management, with powers to approve or not, discuss and vote on matters related to financial statements and auditors reports; (iv) sign minutes of meetings, corporate communications and books, including but not limited to the shareholders’ attendance records and stock transfer books; (v) act before any commercial registries and other public offices for purposes of filing and updating minutes of shareholders’ meetings, and other corporate documents of the Company; (vi) sing documents of any nature in each Grantor’s capacity as shareholder of the Company, including but not limited to loan agreements, subscription instruments, documents related to advances of future capital increases, among others; and (vii) in general, perform any other acts that may be necessary to be done in the exercise of any of the rights and powers herein granted.

The delegation of powers under this Power of Attorney is expressly forbidden. This Power of Attorney is valid until March 15, 2019.

Sao Paulo, March 16, 2018.

DAVID FEFFER

By:	/s/ David Feffer*

DANIEL FEFFER

By:	/s/ Daniel Feffer*

JORGE FEFFER

By:	/s/ Jorge Feffer*

RUBEN FEFFER

By:	/s/ Ruben Feffer*

*Signed on the original (in Portuguese).